Exhibit 10.7

EXCHANGE AGREEMENT

among

OTG EXP, INC.

OTG MANAGEMENT, LLC

and

THE MEMBERS OF OTG MANAGEMENT, LLC

Dated as of ______________, 2016

EXCHANGE AGREEMENT, dated as of ______________, 2016 (this “Agreement”), among OTG EXP, Inc., a Delaware corporation (“OTG EXP”), OTG Management, LLC, a Delaware limited liability company (the “Company”), and the holders from time to time of Common Units in the Company listed on Exhibit A hereto (collectively, the “Members”). Capitalized terms used but not simultaneously defined are defined in or by reference to Section 1.01.

W I T N E S S E T H:

WHEREAS, in connection with the initial public offering of Class A Shares (the “IPO”), OTG EXP intends to consummate the transactions described in the Registration Statement on Form S-1 originally filed with the Commission on January 7, 2016, as amended (Registration No. 333-208904);

WHEREAS, in connection with the IPO, the Amended and Restated Operating Agreement of the Company, dated as of December 11, 2012, was amended and restated as set forth in the Operating Agreement;

WHEREAS, the parties hereto desire to provide for the possible future exchange following the IPO of Common Units (together with a transfer to OTG EXP of the corresponding number of Class B Shares, to the extent that such Member holds such Class B Shares), for the Cash Amount or Class A Shares, at the election of the Company in the case of Members other than the Highbridge Members and for the automatic exchange following the IPO of Common Units for Class A Shares in the case of the Highbridge Members, on the terms and subject to the conditions set forth herein;

WHEREAS, neither OTG EXP nor the Company shall have any obligation to acquire from a Member (other than the Highbridge Members) any Common Units and Class B Shares unless such Member exercises its Exchange Right with respect to such Common Units and, if applicable, Class B Shares in accordance herewith; and

WHEREAS, the parties intend that an Exchange consummated hereunder be treated for U.S. federal income tax purposes, to the extent permitted by law, as a taxable sale of Common Units and Class B Shares.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Article 1
DEFINED TERMS

Section 1.01          Definitions. As used in this Agreement, the following terms have the following meanings:

“Agreement” is defined in the preamble.

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“Business Combination Transaction” is defined in the Amended and Restated Certificate of Incorporation of OTG EXP.

“Business Day” means any day except a Saturday, Sunday, or other day on which commercial banks in New York, New York are authorized by law to close.

“Cash Amount” means, with respect to an Exchange, an amount of cash equal to the product of (i) the Value of a Class A Share and (ii) the number of Common Units set forth in the applicable Exchange Request, determined as of the applicable Valuation Date. “Class A Shares” means shares of Class A common stock, par value $0.01 per share, of OTG EXP.

“Class A Shares Amount” means a number of Class A Shares equal to the product of the Exchange Rate and the number of exchanged Common Units.

“Class B Shares” means shares of Class B common stock, par value $0.01 per share, of OTG EXP.

“Closing” means the closing of an Exchange pursuant to Section 2.01.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the U.S. Securities and Exchange Commission or any successor thereto.

“Common Units” is defined in the Operating Agreement.

“Company” is defined in the preamble.

“Exchange,” when used as a noun, means an exchange by a Member of one or more Common Units (together with a transfer to OTG EXP of the corresponding number of Class B Shares, to the extent that such Member holds such Class B Shares), for Class A Shares or the Cash Amount, as applicable. “Exchange,” when used as a verb, and “Exchanging,” when used as an adjective, shall have correlative meanings.

“Exchange Rate” means the number of Class A Shares for which a Common Unit (together with a corresponding Class B Share, to the extent that the Member holds Class B Shares) is entitled to be Exchanged, as provided in Section 2.01(a), subject to adjustment as provided in Section 2.02.

“Exchange Request” means a written notice to the Company, delivered prior to the applicable Exchange Date as provided in Section 2.01, setting forth the number of Common Units (and the corresponding number of Class B Shares, to the extent that such Member holds such Class B Shares) to be Exchanged.

“Exchange Right” means the right of a Member to Exchange from time to time one or more Common Units (together with the corresponding number of Class B Shares, to the extent that such Member holds such Class B Shares), on the terms and conditions herein.

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“Governmental Entity” means any court, administrative agency, regulatory body, commission, or other governmental authority, board, bureau, or instrumentality, domestic or foreign, and any subdivision thereof.

“Highbridge Member” means each of HMP II Onshore OTG Investment, L.P., a Delaware limited partnership, and Highbridge Principal Strategies – AP Mezzanine Partners II, L.P., a Delaware limited partnership, as holders from time to time of Common Units in the Company.

“IPO” is defined in the recitals.

“Intended Tax Treatment” is defined in Section 4.14.

“Liens” means any and all liens, charges, security interests, options, claims, mortgages, pledges, proxies, voting trusts or agreements, obligations, understandings or arrangements, or other restrictions on title or transfer of any nature whatsoever.

“Members” is defined in the preamble.

“Notice” is defined in Section 4.02.

“Operating Agreement” means the Amended and Restated Limited Liability Company Agreement of the Company dated as of the date hereof, as such agreement may be amended from time to time.

“Permitted Transferee” is defined in the Operating Agreement.

“Person” means any natural person, corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, estate, trust, bank trust company, land trust, business trust or other organization, whether or not a legal entity, custodian, trustee-executor, administrator, nominee or entity in a representative capacity, and any government or agency or political subdivision thereof.

“OTG EXP” is defined in the preamble.

“Restricted Class A Shares” is defined in Section 3.01.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Tax Receivable Agreement” means the tax receivables agreement, by and among OTG EXP, the Company and the other parties thereto.

“Valuation Date” means the date of Closing with respect to an Exchange or, if such date is not a Business Day, the immediately preceding Business Day.

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“Value” means, on any Valuation Date with respect to a Class A Share, the average of the daily Market Prices for ten consecutive trading days immediately preceding the Valuation Date. The term “Market Price” on any date means, with respect to any outstanding Class A Shares, the last sale price for such Class A Shares, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Class A Shares, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NASDAQ Global Select Market (“NASDAQ”) or, if such Class A Shares are not listed or admitted to trading on the NASDAQ, reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Class A Shares are listed or admitted to trading or, if such Class A Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the principal automated quotation system that may then be in use or, if such Class A Shares are not quoted by any such system, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Class A Shares selected by the Company or, in the event that no trading price is available for such Class A Shares, the fair market value of the Class A Shares, as determined in good faith by the Company.

Other Definitional and Interpretative Provisions. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The headings and captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections and Exhibits are to Articles, Sections and Exhibits of this Agreement unless otherwise specified. Any capitalized term used in any Exhibit and not otherwise defined therein has the meaning ascribed to such term in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, restated, modified or supplemented from time to time in accordance with the terms thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

Article 2
EXCHANGE

Section 2.01          Exchanges. (a) Permissible Exchanges. (i) The Company shall establish one or more dates in each fiscal year as a date on which the Members (other than the Highbridge Members) shall be permitted to elect to Exchange, provided that the Company may postpone any such date one or more times and (ii) on the date that is six months after the date of the final prospectus filed with the Securities and Exchange Commission relating to the IPO, the Company shall automatically Exchange all Common Units held by the Highbridge Members (each such date an “Exchange Date”). Except as to the Highbridge Members, the Company shall give notice to each Member of the establishment of an Exchange Date at least 75 and no more than 90 Business Days prior to the Exchange Date. Except as to the Highbridge Members, the Company may permit, in writing or orally, one or more Members to submit an Exchange Request on such other dates, such permission to be granted, withheld or granted on such terms and conditions as determined by the Company in its sole discretion. Except as to the automatic Exchange by the Highbridge Members where no Exchange Request shall be required, upon the terms and subject to the conditions of this Article 2, each Member may, on an Exchange Date, elect to Exchange up to 100% of the Member’s Common Units (together with the corresponding number of Class B Shares, to the extent that such Member holds such Class B Shares) by delivering an Exchange Request to the Company with a copy to OTG EXP at least 60 days prior to the Exchange Date. If the Company does not elect on or before the close of business on the fifth Business Day after the Company’s receipt of an Exchange Request to exchange all of the Common Units set forth in such Exchange Request from such Member (other than Highbridge Members) for the Cash Amount, then the portion of the Common Units set forth in the Exchange Request not being exchanged for the Cash Amount shall be exchanged for Class A Shares based on the Exchange Rate. Upon the automatic Exchange of all of the Common Units held by the Highbridge Members, such Common Units shall be exchanged for Class A Shares based on the Exchange Rate.

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(i)       Each Exchange Request shall set forth the number of Common Units (together with the corresponding number of Class B Shares, to the extent that such Member holds such Class B Shares) such Member wishes to Exchange at the applicable Closing.

(ii)      Each Member shall represent in the Exchange Request that such Member owns or will own the Common Units and Class B Shares (to the extent that such Member holds such Class B Shares) to be delivered at the applicable Closing pursuant to Section 2.01(d)(i) and Section 2.01(d)(ii), free and clear of all Liens, except as set forth therein and other than transfer restrictions imposed by or under applicable securities laws and this Agreement and the Operating Agreement, and, if there are any Liens identified in the Exchange Request, such Member shall covenant that such Member will deliver at the applicable Closing evidence reasonably satisfactory to the Company that all such Liens (other than transfer restrictions imposed by or under applicable securities laws and this Agreement and the Operating Agreement) have been released.

(iii)     Upon delivery to the Company, no Exchange Request may be revoked prior to the scheduled Closing of the applicable Exchange unless the Member that has delivered such Exchange Request reimburses all out-of-pocket costs incurred by OTG EXP or the Company with respect to such requested Exchange.

(iv)     No Exchange pursuant to an Exchange Request shall be permitted (and, if attempted, shall be void ab initio) if, in the good faith determination of the Company, such Exchange would pose a material risk that the Company would be a “publicly traded partnership” as defined in Section 7704 of the Code; provided that an Exchange will not be prohibited on this basis so long as the Company reasonably determines (in its sole discretion) that it continues to satisfy the “private placements” safe harbor pursuant to Section 1.7704-1 of the Treasury Regulations promulgated under Section 7704 of the Code.

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(v)      Each Exchange pursuant to this Section 2.01(a) shall be at the Exchange Rate in effect at the applicable Closing.

(vi)     Notwithstanding anything herein to the contrary, with respect to any Exchange pursuant to an Exchange Request:

(A)     Without the consent of the Company, no Member may Exchange less than 50,000 Common Units (as adjusted for any unit split, unit distribution, reverse unit split, reclassification or similar event, in each case with such adjustment being determined by the Company) or, if such Member holds less than 50,000 Common Units (as adjusted for any unit split, unit distribution, reverse unit split, reclassification or similar event, in each case with such adjustment being determined by the Company), all of the Common Units held by such Member.

(B)     The consummation of such Exchange shall be subject to the expiration or termination of the applicable waiting period, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

(b)           Closing. (i) If an Exchange Request has been delivered pursuant to Section 2.01(a)(i), then (subject to Section 2.01(c)) the Closing of such Exchange shall occur on the applicable Exchange Date. The Closing of the automatic Exchange of all of the Common Units held by the Highbridge Members pursuant to Section 2.01(a)(ii) shall (subject to Section 2.01(c)) occur on the applicable Exchange Date.

(ii)       If OTG EXP enters into an agreement to consummate a Business Combination Transaction, OTG EXP shall give each Member at least five Business Days’ notice of the closing thereof and, upon the written request of a Member, OTG EXP shall cause such agreement to (and shall not enter into any such agreement unless it does) provide that such Member shall be entitled to Exchange its Common Units (together with the corresponding number of Class B Shares, to the extent that such Member holds such Class B Shares) immediately prior to the closing of the Business Combination Transaction in order for such Member to be able to receive the amount and type of consideration payable pursuant to such Business Combination Transaction to holders of Class A Shares. If any Person commences a tender offer or exchange offer for any of the outstanding shares of OTG EXP’s stock, upon the written request of a Member, OTG EXP shall entitle such Member, at the request of such Member, to Exchange its Common Units (together with the corresponding number of Class B Shares, to the extent that such Member holds such Class B Shares) immediately prior to and contingent upon the consummation of such tender offer or exchange offer in order for such Member to participate in such tender offer or exchange offer. Notwithstanding anything to the contrary in the foregoing, in the event that board of directors of OTG EXP approves a Business Combination Transaction and determines in good faith that such Business Combination Transaction involves a bona fide third party and is not for the primary purpose of causing an Exchange hereunder, then upon at least five Business Days’ notice, the mandatory Exchange of all outstanding Common Units (together with the corresponding number of Class B Shares, to the extent that such Member holds such Class B Shares) shall occur in accordance with the following sentence. The Closing for any Exchange in which Class A Shares are delivered occurring pursuant to this Section 2.01(b)(ii) shall occur immediately prior to, but remain subject to the consummation immediately after of, the Business Combination Transaction, tender offer or exchange offer, as applicable, and such Exchange shall be null and void if such Business Combination Transaction, tender offer or exchange offer, as applicable, shall fail to be consummated.

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(iii)      Upon receiving notice of an Exchange Request under Section 2.01(a)(i), the Company may elect to cause OTG EXP to effect the Exchange under Section 2.01(d) and deliver to the Exchanging Member, at OTG EXP’s option, the number of Class A Shares and/or the Cash Amount that such Member is entitled to receive in the Exchange. In all other cases, the Company shall effect the Exchange and, at the time of the Closing of any such Exchange,(i) OTG EXP shall contribute to the Company (A) the number of Class A Shares that such Member is entitled to receive in the Exchange, or (B) the Cash Amount, as applicable, and (ii) the Company shall issue to OTG EXP a number of Common Units equal to the number of Common Units being exchanged by the Exchanging Member. Notwithstanding any other provision of this Agreement to the contrary, in the event that OTG EXP elects to deliver to the Exchanging Member the Cash Amount in the case of a Member other than a Highbridge Member, OTG EXP shall only be obligated to contribute to the Company an amount in respect of such Cash Amount equal to the net proceeds (after deduction of any underwriters’ discounts or commissions and brokers’ fees or commissions) from the sale by OTG EXP of a number of shares of Class A Common Stock equal to the number of Common Units to be redeemed provided that the Company’s Capital Account, as defined under the Operating Agreement, shall be increased by an amount equal to any account underwriters’ discounts or commissions and brokers’ fees or commissions relating to such sale of shares.

(iv)   Upon the occurrence of a Closing, (A) all rights of the Exchanging Member as holder of the Common Units (and corresponding number of Class B Shares, to the extent that such Member holds such Class B Shares) being Exchanged shall terminate, (B) any Class B Shares delivered at the Closing shall be automatically cancelled on the books and records of OTG EXP and shall no longer be deemed to be issued and outstanding capital stock of OTG EXP, (C) the Common Units delivered at the Closing to the Company shall automatically be cancelled on the books and records of the Company and shall no longer be deemed to be issued and outstanding membership interests of the Company, and (D) such Exchanging Member, or such other Person in whose name such Exchanging Member has requested the shares be registered, shall be treated for all purposes as the holder of any Class A Shares delivered at the Closing.

(v)    The Class A Shares to be received in the Exchange shall be registered in such names and in such denominations as the Exchanging Member shall request in writing not later than one Business Day prior to Closing.

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(c)           Closing Conditions. (i) The obligation of any of the parties to consummate an Exchange pursuant to this Section 2.01 shall be subject to the condition that there shall be no injunction, restraining order or decree of any nature of any Governmental Entity that is then in effect that restrains or prohibits the Exchange.

(ii)        The obligation of the Company and OTG EXP to consummate an Exchange pursuant to this Section 2.01 shall be subject to (A) the delivery by the Exchanging Member (other than a Highbridge Member) of the items specified in clauses (i), (ii), (iii), (iv) and (vi) of Section 2.01(d) and (B) the good faith determination by OTG EXP that such Exchange would not be prohibited by applicable law or regulation and would not violate any contract, commitment, agreement, instrument, arrangement, understanding, obligation or undertaking to which the Company or OTG EXP is subject.

(iii)       Upon the automatic Exchange by the Highbridge Members, such Highbridge Members shall be deemed to represent and warrant that no Liens exist on the Common Units held by such Highbridge Members (other than transfer restrictions imposed by or under applicable securities laws, the Operating Agreement and this Agreement), or that any such Liens have been released.

(d)           Closing Deliveries. At or prior to each Closing, with respect to each Member for which an Exchange is contemplated for such Closing:

(i)       except as to the automatic Exchange by the Highbridge Members, to the extent that such Member’s Common Units are certificated, such Member shall deliver to the Company or OTG EXP, as applicable, one or more certificates representing the number of Common Units specified in the applicable Exchange Request (or an affidavit of loss in lieu thereof in customary form, without any requirement to post a bond or furnish any other security), accompanied by security transfer powers, in form reasonably satisfactory to the Company or OTG EXP, as applicable, duly executed in blank by such Member or such Member’s duly authorized attorney, to be Exchanged based on the Exchange Rate in effect at the applicable Closing;

(ii)      except as to the automatic Exchange by the Highbridge Members, to the extent such Member holds Class B Shares and the Member’s Class B Shares are certificated, such Member shall deliver to the Company or OTG EXP, as applicable, one or more certificates representing the number of Class B Shares specified in the applicable Exchange Request (or an affidavit of loss in lieu thereof in customary form, without any requirement to post a bond or furnish any other security), accompanied by security transfer powers, in form reasonably satisfactory to the Company or OTG EXP, as applicable, duly executed in blank by such Member or such Member’s duly authorized attorney;

(iii)     except as to the automatic Exchange by the Highbridge Members, such Member shall represent in writing, and at the Company or OTG EXP’s request deliver confirmatory evidence reasonably satisfactory to the Company or OTG EXP, as applicable, that no Liens exist on the Common Units and Class B Shares delivered pursuant to Sections 2.01(d)(i) and 2.01(d)(ii) (other than transfer restrictions imposed by or under applicable securities laws, the Operating Agreement and this Agreement), or that any such Liens have been released;

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(iv)     if such Member delivers to the Company or OTG EXP, pursuant to Section 2.01(d)(i) or 2.01(d)(ii), a certificate representing a number of Common Units or Class B Shares that is greater than the number of Common Units or Class B Shares specified in the applicable Exchange Request, the Company or OTG EXP will deliver to such Member certificates representing the excess Common Units or Class B Shares, as applicable, within a reasonable period after Closing;

(v)      unless the Company has elected to exchange such Member’s Common Units for the Cash Amount, the Company or OTG EXP, as applicable, shall deliver or cause to be delivered to such Member the number of Class A Shares that such Member is entitled to receive in the Exchange, registered in such names and such denominations as such Member requested pursuant to Section 2.01(b)(iv); and

(vi)     except as to the automatic Exchange by the Highbridge Members, if requested by the Company or OTG EXP, such Member shall deliver an opinion of counsel for the Member reasonably satisfactory to the Company or OTG EXP, as applicable, to the effect that the proposed Exchange will not cause the Company or OTG EXP to violate any federal or state securities laws or regulations applicable to the Exchange or the issuance and sale of Class A Shares to the Member pursuant to this Agreement.

Section 2.02          Adjustment. On the date hereof, the Exchange Rate shall be 1 for 1. The Exchange Rate shall be adjusted accordingly if there is: (i) any subdivision (by any unit or stock split, unit or stock distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse unit or stock split, reclassification, reorganization, recapitalization or otherwise) of the Common Units or Class B Shares or any similar event, in each case that is not accompanied by an identical subdivision or combination of the Class A Shares; or (ii) any subdivision (by any stock split, stock dividend or distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse stock split, reclassification, reorganization, recapitalization or otherwise) of the Class A Shares or any similar event, in each case that is not accompanied by an identical subdivision or combination of the Common Units and Class B Shares. If there is any reclassification, reorganization, recapitalization or other similar transaction in which the Class A Shares are converted or changed into another security, securities or other property, then upon any subsequent Exchange, an Exchanging Member shall be entitled to receive the amount of such security, securities or other property that such Exchanging Member would have received if such Exchange had occurred immediately prior to the effective date of such reclassification, reorganization, recapitalization or other similar transaction, taking into account any adjustment as a result of any subdivision (by any split, distribution or dividend, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse split, reclassification, recapitalization or otherwise) of such security, securities or other property that occurs after the effective time of such reclassification, reorganization, recapitalization or other similar transaction. For the avoidance of doubt, if there is any reclassification, reorganization, recapitalization or other similar transaction in which the Class A Shares are converted or changed into another security, securities or other property, this Section 2.02 shall continue to be applicable, mutatis mutandis, with respect to such security or other property.

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Section 2.03          Expiration. In the event that the Company is dissolved, liquidated or wound up pursuant to the Operating Agreement or otherwise, any Exchange Right shall expire upon final distribution of the assets of the Company pursuant to the terms and conditions of the Operating Agreement.

Section 2.04          Reservation of Class A Shares; Listing. OTG EXP shall at all times reserve and keep available out of its authorized but unissued Class A Shares, solely for the purpose of issuance upon an Exchange, the maximum number of Class A Shares as shall be issuable upon Exchange of all outstanding Common Units and Class B Shares; provided that nothing contained herein shall be construed to preclude OTG EXP from satisfying its obligations in respect of any such Exchange by delivery of purchased Class A Shares (which may or may not be held in the treasury of OTG EXP). If any Class A Shares require registration with or approval of any Governmental Entity under any federal or state law before such Class A Shares may be issued upon an Exchange, OTG EXP shall use reasonable efforts to cause the exchange of such Class A Shares to be duly registered or approved, as the case may be. OTG EXP shall list and use its reasonable efforts to maintain the listing of the Class A Shares required to be delivered upon any such Exchange prior to such delivery upon the national securities exchange upon which the outstanding Class A Shares are listed at the time of such Exchange (it being understood that any such shares may be subject to transfer restrictions under applicable securities laws). OTG EXP covenants that all Class A Shares issued upon an Exchange will, upon issuance, be validly issued, fully paid and non-assessable.

Section 2.05          Recapitalization. This Agreement shall apply to the Common Units held by the Members and their Permitted Transferees as of the date hereof, as well as any Common Units hereafter acquired by a Member and its Permitted Transferees. This Agreement shall apply to, mutatis mutandis, and all references to “Common Units” shall be deemed to include, any security, securities or other property of the Company that may be issued in respect of, in exchange for or in substitution of Common Units, by reason of any distribution or dividend, split, reverse split, combination, reclassification, reorganization, recapitalization, merger, exchange (other than an Exchange) or other transaction.

Section 2.06          Removal of Impediments to Exchange. The Company and OTG EXP shall use reasonable best efforts to remove any impediment that in the good faith judgment of the Company and OTG EXP would cause any Exchange to be prohibited by applicable law or regulation or that would cause any Exchange to violate any contract, commitment, agreement, instrument, arrangement, understanding, obligation or undertaking to which the Company or OTG EXP is subject and if the automatic Exchange by any Highbridge Member is so prohibited, such Exchange by the Highbridge Members shall automatically occur within 3 Business Days after such removal.

Article 3
TRANSFER RESTRICTIONS

Section 3.01          General Restrictions on Transfer. (a) Each Member understands and agrees that any Class A Shares received by such Member in any Exchange (any such Class A Shares, “Restricted Class A Shares”) may not be transferred except in compliance with the Securities Act, any other applicable securities or “blue sky” laws, and the terms and conditions of this Agreement.

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(b)          Without limitation of Section 3.01(a), each Member understands and agrees that, unless exchanged pursuant to an effective registration statement under the Securities Act, the Restricted Class A Shares are restricted securities under the Securities Act and the rules and regulations promulgated thereunder. Each Member agrees that it shall not Transfer any Restricted Class A Shares (or solicit any offers in respect of any Transfer of any Restricted Class A Shares), except in compliance with the Securities Act, any other applicable securities or “blue sky” laws, and the terms and conditions of this Agreement.

(c)          Any attempt to transfer any Restricted Class A Shares not in compliance with this Agreement shall be void ab initio, and OTG EXP shall not, and shall cause any transfer agent not to, give any effect in OTG EXP’s stock records to such attempted transfer.

(d)          The Company and OTG EXP agree that Class A Shares received upon the automatic Exchange by the Highbridge Members shall not bear any legend pursuant to Section 3.02, provided that if the transfer agent for the Class A Shares requires an opinion of counsel in order for the Class A Shares received upon the automatic Exchange by the Highbridge Members not to bear such legend, the Highbridge Members shall deliver such an opinion of counsel to the transfer agent.

Section 3.02          Legends. (a) In addition to any other legend that may be required, subject to Section 3.02(b), each certificate for Restricted Class A Shares issued to a Member (or any of such Member’s Permitted Transferees) shall bear a legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR ANY NON-U.S. OR STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE THEREWITH.

(a)          If any Restricted Class A Share is eligible to be sold pursuant to Rule 144(b)(1) under the Securities Act (or any successor provision), upon the written request of the holder thereof, accompanied (if OTG EXP shall so request) by an opinion of counsel reasonably acceptable to OTG EXP, it shall issue to such holder a new certificate evidencing such Restricted Class A Share without the legend required by Section 3.02(a) endorsed thereon.

Section 3.03          Permitted Transferees. Subject to this Article 3, each Member acquiring Restricted Class A Shares may at any time transfer any or all of its Restricted Class A Shares to one or more of its Permitted Transferees or to any other Person in a transaction not in contravention of, and in accordance with, the Operating Agreement, so long as the transfer to such transferee is in compliance with the Securities Act and any other applicable securities or “blue sky” laws.

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Article 4
OTHER AGREEMENTS; MISCELLANEOUS

Section 4.01          Expenses. Each party hereto shall bear its own expenses in connection with the consummation of any of the transactions contemplated hereby, whether or not any such transaction is ultimately consummated, except that OTG EXP shall bear any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, any Exchange and OTG EXP shall promptly cooperate in all filings required to be made under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, in connection with any Exchange (but OTG EXP shall not be obligated to bear, and shall be reimbursed by the applicable Member for, the expenses of any such filing or of any information request from any Governmental Entity relating thereto); provided, however, that if any certificate is to be issued pursuant to Section 2.01(d)(v) in a name other than that of the Member that requested the Exchange, then the Person or Persons requesting the issuance thereof shall pay to OTG EXP the amount of any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, such Exchange or shall establish to the reasonable satisfaction of OTG EXP that such tax has been paid or is not payable.

Section 4.02          Notices. All notices, requests, consents and other communications hereunder (each, a “Notice”) to any party shall be in writing and shall be delivered in person or by email or nationally recognized overnight courier, addressed to such party at the address or email address set forth in Exhibit A hereto, or below with respect to OTG EXP, or such other address as may hereafter be designated in writing by such party to the other parties:

if to OTG EXP, to:

335 West Butler Avenue, Suite 120
Chalfont, Pennsylvania 18914

Telephone: (215) 997-0665
Attention: Christopher Redd, General Counsel
E-mail: chris.redd@otgmanagement.com

with a copy (which shall not constitute notice to OTG EXP) to:

Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
Telephone: (212) 446-4800
Attention: Richard Aftanas
E-mail: richard.aftanas@kirkland.com

Each Notice shall be deemed received on the date sent to the recipient thereof in accordance with this Section 4.02, if sent prior to 10:00 p.m. New York City time and such day is a Business Day; otherwise, such Notice shall be deemed not to have been received until the next succeeding Business Day.

Section 4.03          Permitted Transferees. To the extent that a Member (or an applicable Permitted Transferee of such Member) validly transfers after the date hereof any or all of its Common Units and corresponding Class B Shares (to the extent that such Member holds such Class B Shares) to a Permitted Transferee of such Person or to any other Person in a transaction not in contravention of, and in accordance with, the Operating Agreement, then the transferee thereof shall have the right to execute and deliver a joinder to this Agreement, in form and substance reasonably satisfactory to OTG EXP. Upon execution of any such joinder, such transferee shall, with respect to such transferred Common Units and Class B Shares (to the extent that such Member holds such Class B Shares), be entitled to all of the rights and bound by each of the obligations applicable to the relevant transferor hereunder; provided that the transferor shall remain entitled to all of the rights and bound by each of the obligations with respect to Common Units and Class B Shares (to the extent that such Member holds such Class B Shares) that were not so transferred.

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Section 4.04          Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or entity or any circumstance, is found to be invalid or unenforceable in any jurisdiction, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Section 4.05          Counterparts. This Agreement may be executed (including by facsimile transmission with counterpart pages) in one or more counterparts, each of which shall be deemed an original and all of which shall, taken together, be considered one and the same agreement, it being understood that all parties need not sign the same counterpart.

Section 4.06          Entire Agreement; No Third Party Beneficiaries. This Agreement together with the Operating Agreement (a) constitutes the entire agreement and supersedes all other prior agreements, both written and oral, among the parties with respect to the subject matter hereof and (b) is not intended to confer upon any Person, other than the parties hereto and their Permitted Transferees, any rights or remedies hereunder.

Section 4.07          Further Assurances. Each party hereto shall execute, deliver, acknowledge and file such other documents and take such further actions as may be reasonably requested from time to time by any other party hereto to give effect to and carry out the transactions contemplated herein.

Section 4.08          Dispute Resolution. The provisions of Article 13 of the Operating Agreement are hereby incorporated herein in their entirety.

Section 4.09          Governing Law. This Agreement and the rights of the parties hereunder will be governed by, construed and enforced in accordance with the laws of the State of New York without regard to conflicts of law principles thereof.

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Section 4.10          Consent to Jurisdiction. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought and maintained exclusively in the United States District Court for the Southern District of New York or the Supreme Court of the State of New York located in the County of New York. Each of the parties irrevocably consents to submit to the personal jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding. Process in any such suit, action or proceeding in such courts may be served, and shall be effective, on any party anywhere in the world, whether within or without the jurisdiction of any such court, by any of the methods specified for the giving of Notices pursuant to Section 4.02. Each of the parties irrevocably waives, to the fullest extent permitted by law, any objection or defense that it may now or hereafter have based on venue, inconvenience of forum, the lack of personal jurisdiction and the adequacy of service of process (as long as the party was provided Notice in accordance with the methods specified in Section 4.02) in any suit, action or proceeding brought in such courts.

Section 4.11          WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

Section 4.12          Amendments; Waivers. (a) No provision of this Agreement may be amended or waived unless such amendment or waiver is approved by the Company and OTG EXP; provided, however, that to the extent any amendment or waiver, including any amendment or waiver of the Exhibits attached hereto, would adversely affect the rights of any Highbridge Member, such amendment or waiver may only be made upon the prior written consent of such Highbridge Member.

(b)          No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 4.13          Assignment. Except as contemplated by Section 4.03 and except that the rights to have a legend removed from a certificate representing Restricted Class A Shares in accordance with Section 3.02(b) shall be deemed automatically assigned in connection with any transfer not prohibited hereunder, neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors, assigns and Permitted Transferees.

Section 4.14          Tax Treatment. The parties to this Agreement intend that this Agreement shall be treated as part of the partnership agreement of the Company pursuant to Section 761(c) of the Code and Sections 1.704-1(b)(2)(ii)(h) and 1.761-1(c) of the Treasury Regulations. Except as otherwise required by a change in applicable law, the parties: (a)  shall report any Exchange consummated hereunder as a taxable sale of Common Units by a Member to OTG EXP, in which sale the consideration shall be the Class A Shares and any related payments made to such party under the Tax Receivable Agreement; (the “Intended Tax Treatment”), and (b) shall not, absent a final determination inconsistent with the Intended Tax Treatment (whether by settlement, closing agreement, decision, judgment, decree or other final disposition), take an inconsistent position on any income tax return, amendment thereof or any other communication with a taxing authority.

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Section 4.15          Effective Date. This Agreement shall become effective upon the IPO and shall be of no force and effect prior to the IPO.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized representatives as of the day and year first above written.

OTG EXP, INC.

By:
Name:
Title:

OTG MANAGEMENT, LLC

By:
Name:
Title:

[Signature Page to Exchange Agreement]

OTG MANAGEMENT, INC.

By:
Name:
Title:

[Signature Page to Exchange Agreement]

OTG CONSOLIDATED HOLDINGS, INC.

By:
Name:
Title:

[Signature Page to Exchange Agreement]

HMP II ONSHORE OTG INVESTMENT, L.P.

By:
Name:
Title:

[Signature Page to Exchange Agreement]

HIGHBRIDGE PRINCIPAL STRATEGIES - AP MEZZANINE PARTNERS II, L.P.

By:
Name:
Title:

[Signature Page to Exchange Agreement]

Exhibit A

Immediately Following IPO
	Number of Common Units Owned	Number of Class B Shares Owned
Name and Address of Member